UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 13, 2007

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
(602) 266-6700
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-4.1
EX-4.2
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     As disclosed by Zila, Inc. (the “Company”) in its Current Reports on Form 8-K that were filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2006, December 4, 2006 and February 13, 2007, and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended October 31, 2006, January 31, 2006 and April 30, 2006 (collectively, the “Reports”), the Company agreed in November 2006 to consummate two private placements (the “Private Placements”) that collectively resulted in the issuance of the following securities:
•	9,100,000 shares of Company common stock for $1.75 per share (the “Shares”);

•	$12,075,000.25 in aggregate principal amount of the Company’s 12% Unsecured Convertible Notes (the “Unsecured Notes”), which converted into 6,900,000 shares (the “Unsecured Note Shares”) of Company common stock at a conversion price of $1.75 per share on December 14, 2006, the date on which the Company’s stockholders approved, among other things, the Private Placements;

•	Warrants to purchase approximately 5,403,000 shares of Company common stock, which became exercisable starting in May 2007 for five years at an exercise price of $2.21 per share (the “Initial Warrants”);

•	Warrants to purchase approximately 3,105,000 shares of Company common stock, which became exercisable for five years at an exercise price of $2.21 per share following approval by our stockholders on December 14, 2006 (the “Additional Warrants”);

•	$12,000,001.20 in aggregate principal amount of the Company’s 6% Senior Secured Convertible Notes (the “Secured Notes”), which became convertible into 5,454,546 shares of our common stock at a conversion price of $2.20 following approval by our stockholders on December 14, 2006; and

•	Warrants to purchase approximately 1,909,091 shares of our common stock, which became exercisable for five years at an exercise price of $2.21 per share following approval by our stockholders on December 14, 2006 (the “Secured Note Warrants”).
     The Company agreed to provide certain registration rights with respect to the Shares and Unsecured Note Shares, shares of Company common stock issuable upon the exercise of the Initial Warrants, Additional Warrants and Secured Note Warrants and upon conversion of the Secured Notes. However, a dispute arose regarding the extent of these registration rights with certain investors who purchased Unsecured Notes, Initial Warrants, Additional Warrants, Secured Notes, and Secured Note Warrants. Separately, as described in greater detail in the Reports, the Secured Notes contained financial and non-financial covenants from which the Company desired relief.

     In an effort to resolve the aforementioned dispute and to obtain covenant relief, the Company and certain of the investors with whom the Company had the dispute agreed to take certain actions and restructure the investors’ holdings (the “Restructuring”). As part of the Restructuring, on August 13, 2007, the Company entered into an Amendment Agreement (the “Amendment Agreement”) with Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd., Visium Long Bias Fund, LP, and Atlas Master Fund, Ltd. (collectively, the “Investors”), which provides for, among other things, the following:
•	the Company repurchased 932,832 Unsecured Note Shares from the Investors for an aggregate of $1,249,994.88 in cash, at a price based on the average closing bid price of the Company’s common stock for the ten trading days prior to August 13, 2007, or $1.34 per Unsecured Note Share;

•	the Company repurchased 227,270 Secured Note Warrants from the Investors for $149,998.20 in cash, at a price based on a Black–Scholes valuation for the Additional Warrants, or $0.66 per Secured Note Warrant;

•	the Company and Investors agreed to amend and restate the Secured Notes (the “Amended and Restated Secured Notes”) on the terms set forth below; and

•	the Company paid the Investors a $600,000 amendment fee.
     The Amendment Agreement contained a mutual release of claims. The Amended and Restated Secured Notes are in the same aggregate principal amount as the Secured Notes, or $12,000,001.20, but are due July 31, 2010. Interest is payable on the Amended and Restated Secured Notes quarterly at 7% in cash or, at the option of the Company, at 8% in shares of Company common stock at a price equal to 90% of the average closing bid price of Company common stock for the ten trading days immediately prior to the relevant interest payment date. The Amended and Restated Secured Notes are convertible into Company common stock at the option of the holders thereof at a conversion rate $2.20 per share, which, if fully converted and assuming no adjustments to the conversion price, could result in the issuance of an additional 5,454,546 shares of Company common stock. In addition, the Amended and Restated Secured Notes contain comprehensive covenants that restrict the way in which the Company can operate, and contain covenants that require the Company to:
•	maintain, at the end of each fiscal quarter commencing with the fiscal quarter ending July 31, 2007, free cash in an amount not less than $2,000,000; and

•	maintain, at the end of each of the fiscal quarters ending July 31, 2008 and October 31, 2008, EBITDA of at least $1.
     In connection with the Restructuring and the issuance of the Amended and Restated Notes, the Company also received waivers from the required majority of the holders of the Initial Warrants, Additional Warrants and Secured Note Warrants waiving any antidilution rights to which any holder of such warrants would otherwise be entitled in connection with the issuance of any shares as payment for interest on the Amended and Restated Secured Notes.
     Also, on August 13, 2007, the Company and Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), under which the Company agreed to cooperate with the Investors to attempt to persuade the Commission to permit the registration with the Commission of Unsecured Note Shares and shares that are issuable upon exercise of Additional Warrants and Secured Note Warrants and upon conversion of the Amended and Restated Secured Notes, in each case to the extent not already registered, and to file a resale registration statement covering such shares within 30 days after the date, if ever, on which the Commission indicates to the Company that the Commission would be willing to declare such a registration statement effective. In addition, in the event that shares of Company common stock have been issued as payment for interest on the Amended and Restated Secured Notes and the market value of such shares exceeds $250,000, the Company is required to file additional registration statements promptly following the end of each of the Company’s fiscal years, but no later than October 31 of each year. After each filing deadline, the Company is required to use commercially reasonable efforts to have each registration statement declared effective by the Commission 90 days after the date on which the 30 day filing period began to run, or 120 days after such time if the Commission reviews the registration statement.
     The Company is obligated to use its reasonable efforts to maintain the effectiveness of each registration statement until the earlier of the date on which all securities covered by such registration statement have been sold and the date on which such securities can be sold pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended.
     The Company will become obligated to pay liquidated damages equal to 1% of the aggregate market value of the shares that should have been included in any such registration statement if it fails to file any such registration statement within the timeframes described above, and will incur additional liquidated damages equal to 1% of the aggregate market value of the shares that should have been included in any such registration statement if the Company fails to cause any such registration statement to become effective within the timeframes described above, up to an aggregate cap of $3,000,000.
     In connection with the Restructuring, those registration rights agreements to which the Investors were a party were terminated as to the Investors, but will remain in effect as to those other investors in the Private Placements. In addition, a side letter that imposed certain corporate governance obligations on the Company, the most notable of which that had not yet been fulfilled was to appoint two additional directors to the Company’s Board of Directors, was terminated.
     Copies of the form of Amended and Restated Secured Note, Registration Rights Agreement, Amendment Agreement and a press release discussing, among other things, the Restructuring and information concerning forward-looking statements and factors that may affect the Company’s future results, are attached hereto as Exhibits 4.1, 4.2, 10.1 and 99.1, respectively, and are incorporated herein by this reference.

Item 1.02. Termination of a Material Definitive Agreement.
     The information regarding the Restructuring as set forth in Item 1.01 above is incorporated into this Item 1.02 by this reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Restructuring as set forth in Item 1.01 above is incorporated into this Item 2.03 by this reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The information regarding the Restructuring as set forth in Item 1.01 above is incorporated into this Item 3.02 by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Senior Secured Convertible Note due July 2010

4.2	Registration Rights Agreement, dated August 13, 2007, by and among Zila, Inc., Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd., Visium Long Bias Fund, LP, and Atlas Master Fund, Ltd.

10.1	Amendment Agreement, dated August 13, 2007, by and among Zila, Inc., Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd., Visium Long Bias Fund, LP, and Atlas Master Fund, Ltd.

99.1	Press release, dated August 14, 2007, entitled “Zila Takes Steps to Restructure its Business”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 14, 2007

ZILA, INC.
/s/ Gary V. Klinefelter
By: Gary V. Klinefelter
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

4.1	Form of Amended and Restated Senior Secured Convertible Note due July 2010

4.2	Registration Rights Agreement, dated August 13, 2007, by and among Zila, Inc., Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd., Visium Long Bias Fund, LP, and Atlas Master Fund, Ltd.

10.1	Amendment Agreement, dated August 13, 2007, by and among Zila, Inc., Visium Balanced Offshore Fund, Ltd., Visium Balanced Fund, LP, Visium Long Bias Offshore Fund, Ltd., Visium Long Bias Fund, LP, and Atlas Master Fund, Ltd.

99.1	Press release, dated August 14, 2007, entitled “Zila Takes Steps to Restructure its Business”